Exhibit 99.1

FOR IMMEDIATE RELEASE

SEACOR HOLDINGS INC. INITIATES REDEMPTION OF 3.00% Convertible NOTES DUE 2028

FORT LAUDERDALE, Fla., August 14, 2020 (GLOBE NEWSWIRE) -- SEACOR Holdings Inc. (NYSE:CKH) (“SEACOR” or the “Company”) today announced that it has initiated a redemption for all of its outstanding 3.00% Convertible Notes due 2028 (the “Notes”).

The Notes will be redeemed on September 14, 2020 (the “Redemption Date”), at a redemption price equal to 100.00% of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date (the “Redemption Price”). Notes held through DTC should be surrendered for redemption in accordance with DTC’s procedures. The Company has been informed that all Notes are held through DTC. The notice of redemption for the Notes was sent to all registered holders on August 14, 2020. Interest on the Notes will cease to accrue on and after the Redemption Date.

As a result of delivery of the notice of redemption, holders of the Notes have the right to surrender their Notes for conversion at any time prior to the second Business Day immediately preceding the Redemption Date, in accordance with the procedures set forth in the indenture governing the Notes. The Conversion Rate for the Notes is 12.5892 shares of SEACOR's common stock per $1,000 principal amount of Notes, equivalent to a conversion price of approximately $79.43 per share.

This press release shall not constitute a notice of redemption of the Notes.

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SEACOR is a diversified holding company with interests in domestic and international transportation and logistics, crisis and emergency management, and clean fuel and power solutions. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

Cautionary Note Regarding Forward Looking Statements

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including risks relating to the COVID-19 pandemic, volatility the pandemic has caused in the capital markets and the effects it has had and could continue to have on the global economy, the potential impact of governmental responses to the pandemic on the Company's business, operations and personnel, financial condition, results of operations, cash flows and liquidity, risks relating to weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels, increased government legislation and regulation of the Company’s businesses that could increase the cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, decreased demand for the Company’s services as a result of declines in the global economy or the COVID-19 pandemic, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, interest rate fluctuations, availability of credit, inflation rates, changes in laws, trade barriers, commodity prices and currency exchange fluctuations, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Ocean Transportation & Logistics Services, decreased demand for Ocean Transportation & Logistics Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence of Ocean Transportation & Logistics Services and Inland Transportation & Logistics Services on several key customers, consolidation of the Company’s customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company’s Common Stock, operational risks of Ocean Transportation & Logistics Services and Inland Transportation & Logistics Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland Transportation & Logistics Services’ operations, the ability to realize anticipated benefits from acquisitions and other strategic transactions, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company, changes in U.S. and international trade policies and various other matters and factors, many of which are beyond the Company’s control as well as those discussed in Item 1A. (Risk Factors) of the Company’s Annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”). It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Given these factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

For additional information, contact SEACOR at (954) 523-2200, e-mail SEACOR at communications@seacorholdings.com or visit SEACOR’s website at www.seacorholdings.com.

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